SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 24, 2003


                             SMARTSERV ONLINE, INC.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                        0-28008                13-3750708
           --------                        -------                ----------
(State or Other Jurisdiction             (Commission           (IRS Employer
      of Incorporation)                   File No.)         Identification No.)


2250 Butler Pike, Suite 150, Plymouth Meeting, Pennsylvania            19462
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(Address of Principal Executive Offices)                             (Zip Code)


       Registrant's telephone number, including area code: (610) 397-0689


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4.           CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

         On November 6, 2003 SmartServ Online, Inc. (the "Company") received a letter from Ernst & Young LLP ("E&Y") in which E&Y advised the Company that E&Y was resigning as the Company's independent auditor. The Company filed a Current Report on Form 8-K, dated November 6, 2003 with the Securities and Exchange Commission reporting the resignation of E&Y.

         On November 24, 2003 the Company engaged Grant Thornton, LLP ("Grant Thornton") as its independent auditors for the fiscal year ending December 31, 2003. The decision to engage Grant Thornton was approved by the Board of Directors of the Company.

         During the two most recent fiscal years and subsequent interim period through November 24, 2003, the Company did not consult with Grant Thornton regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on the Company's financial statements, or (3) any other matter that was the subject of a disagreement or a reportable event as set forth in
Item 304(a)(i)(iv) of Regulation S-B of the Securities and Exchange Commission.

         Grant Thornton has reviewed the disclosures contained in this Form 8-K. The Company has advised Grant Thornton that it has the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures herein, or stating any reason why Grant Thornton does not agree with any statements made by the Company in this report. Grant Thornton has advised the Company that nothing has come to its attention which would cause it to believe that any such letter was necessary.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2003

                            SMARTSERV ONLINE, INC.



                            By: /s/ Thomas W. Haller
                                ------------------------------------------------
                                Name: Thomas W. Haller
                                Title: Senior Vice President and Chief Financial
                                           Officer